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                                                                      EXHIBIT 11

                             BACK YARD BURGERS, INC.
                         COMPUTATION OF INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                             THIRTEEN WEEKS ENDED             THIRTY-NINE WEEKS ENDED
                                       ------------------------------      -------------------------------
                                       SEPTEMBER 27,     SEPTEMBER 28,     SEPTEMBER 27,     SEPTEMBER 28,
                                           1997              1996              1997              1996
                                          ------            ------            ------            ------

Net Income                                $  204            $  242            $  423            $  413
                                          ------            ------            ------            ------
Primary:
Weighted average number
 of common shares outstanding
 during the period                         4,270             4,229             4,284             4,217
Preferred shares convertible
 to common shares                            292               317               273               324
                                          ------            ------            ------            ------
                                           4,562             4,546             4,557             4,541
                                          ======            ======            ======            ======
Primary income per share                  $  .04            $  .05            $  .09            $  .09
                                          ======            ======            ======            ======

Fully Diluted:
Weighted average number
 of common shares outstanding
 during the period                         4,270             4,229             4,284             4,217
Preferred shares convertible
 to common shares                            292               317               273               324
                                          ------            ------            ------            ------
                                           4,562             4,546             4,557             4,541
                                          ======            ======            ======            ======
Fully diluted income per share            $  .04            $  .05            $  .09            $  .09
                                          ======            ======            ======            ======
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